EXHIBIT 10.1

NINTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

This NINTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”), is dated as of June 26, 2020, by and among ALICO, INC., a Florida corporation (“Alico”), ALICO-AGRI, LTD., a Florida limited partnership (“Alico-Agri”), ALICO PLANT WORLD, L.L.C., a Florida limited liability company (“Plant World”), ALICO FRUIT COMPANY, LLC, a Florida limited liability company (“Fruit Company”), ALICO LAND DEVELOPMENT INC., a Florida corporation (“Land Development”), ALICO CITRUS NURSERY, LLC, a Florida limited liability company (“Citrus Nursery”, and together with Alico, Alico-Agri, Plant World, Fruit Company and Land Development, each a “Borrower” and collectively the “Borrowers”), the Guarantors party hereto and RABO AGRIFINANCE LLC (formerly known as Rabo Agrifinance, Inc.), a Delaware limited liability company (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrowers and Lender are parties to that certain Credit Agreement dated as of December 1, 2014, as amended by that certain First Amendment to Credit Agreement and Consent dated as of February 26, 2015, that certain Second Amendment to Credit Agreement dated as of July 16, 2015, that certain Third Amendment to Credit Agreement dated as of September 30, 2016, that certain Consent and Waiver Agreement dated as of December 20, 2016, that certain Fourth Amendment to Credit Agreement dated as of September 6, 2017, that certain Fifth Amendment to Credit Agreement dated as of October 30, 2017, that certain Sixth Amendment, Consent and Waiver to Credit Agreement dated as of July 18, 2018, that certain Seventh Amendment to Credit Agreement dated as of September 26, 2018 and that certain Eighth Amendment and Waiver to Credit Agreement dated as of August 29, 2019 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Alico Fresh Fruit LLC, a Guarantor, was dissolved on April 5, 2019 (the “Dissolution”);

WHEREAS, pursuant to that certain Option Agreement for Sale and Purchase dated June 2, 2020 between Alico and the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida (the “State of Florida”), Alico granted the State of Florida the option (the “Purchase Option”) to purchase certain parcels of real property located in Hendry County Florida (the “Optioned Property”); and

WHEREAS, Borrowers have requested that Lender (a) waive any potential Event of Default arising from the Dissolution, (b) waive any potential Event of Default arising from the grant of the Purchase Option to the extent that doing so created a Lien on the Optioned Property, and (c) amend the Credit Agreement as more fully set forth herein, in each case on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, and further agree as follows:

1.Amendments to Credit Agreement.

(a)Section 1.1 of the Credit Agreement, Defined Terms, is hereby modified and amended by deleting the definition of “Disposition” set forth therein in its entirety and inserting in lieu thereof the following:

“Disposition” means any sale, assignment, lease, license, transfer, division or other disposition of any property or assets (whether now owned or hereafter acquired) by any Borrower to any other Person. The term “Dispose” as a verb has a corresponding meaning.”

(b)Section 1.1 of the Credit Agreement, Defined Terms, is hereby further modified and amended by adding the following new defined term thereto in appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“State of Florida Land Sale 2020” means the sale by Alico of certain parcels of real property located in Hendry County, Florida to the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida for approximately $28,500,000.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

(c)Section 1.2 of the Credit Agreement, Interpretation, is hereby modified and amended by adding a new clause (c) as follows:

“(c)To the extent applicable, if, in connection with any division or plan of division of a Company under Delaware law (or any comparable event under a different jurisdiction’s law), any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time, and Borrowers or any Subsidiary shall be deemed to have made an Investment in the amount of the fair market value of the assets transferred by Borrowers or any such Subsidiary to such resulting Person (less the cash consideration received) in each case on the date of such Person’s formation.”

(d)Section 3.11 of the Credit Agreement, Disclosure, is hereby modified and amended by adding the following text at the end of such Section:

“The information included in the Beneficial Ownership Certification is true and correct in all respects.”

(e)Section 5.2 of the Credit Agreement, Notice of Material Events, is hereby modified and amended by deleting the “and” at the end of clause (g), replacing the “.” with “; and” at the end of clause (h) and inserting a new clause (i) as follows:

“(i)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.”

(f)Section 5.9 of the Credit Agreement, General Further Assurances, is hereby modified and amended by adding the following text at the end of such Section:

“Subject to the terms of the Security Agreement, Borrowers shall cause each Subsidiary resulting from a division of an Obligor to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which Lender may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of Borrowers.”

(g)Section 6.3 of the Credit Agreement, Fundamental Changes; Lines of Business, is hereby modified and amended by deleting clause (a) of such section in its entirety and inserting in lieu thereof the following:

“(a)Neither a Borrower nor any Guarantor will consolidate with or merge into any Person, or permit any Person to merge into or consolidate with it, or sell, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or divide, except that, if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing:

(i)any Subsidiary of a Borrower may merge into a Borrower or any other Domestic Subsidiary (including any Person that will be a Domestic Subsidiary upon the consummation of a Permitted Acquisition) of a Borrower; provided, (A) if Alico is party to any such transaction, Alico shall be the surviving entity, (B) no Obligor (other than a Silver Nip Entity) may merge with or into a Silver Nip Entity, and (C) if an Obligor (other than Alico or a Silver Nip Entity) is a party to such transaction, (x) the surviving entity shall be an Obligor or (y) the surviving entity shall be a Domestic Subsidiary and shall assume in writing satisfactory to Lender in its sole discretion all Obligations and Loan Documents of such Obligor (and deliver to Lender all information required by Section 9.13);

(ii)any Borrower or any Subsidiary of a Borrower may sell, transfer, lease, or otherwise dispose of its assets as permitted pursuant to Section 6.4; and

(iii)any Subsidiary of a Borrower may divide, if (A) Borrowers determine in good faith that such division is in the best interests of Borrowers and is not materially disadvantageous to the Lender, and (B) in the case of any division of an Obligor, Borrowers shall cause any resulting Subsidiaries to become Guarantors and join the Security Agreement as Grantors by executing a joinder in form and substance acceptable to Lender.”

(h)Section 6.4 of the Credit Agreement, Dispositions, is hereby modified and amended by deleting clause (m) thereof in its entirety and inserting in lieu thereof the following:

“(m)Dispositions not otherwise permitted under this Section 6.4; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, and (ii) the aggregate fair market value of all property Disposed of in reliance on this clause shall not exceed (A) $45,000,000 in the Fiscal Year ended September 30, 2018, (B) $16,000,000 in the Fiscal Year ended September 30, 2019, (C) (1) if the State of Florida Land Sale 2020 is consummated during the Fiscal Year ended September 30, 2020, $37,000,000 in such Fiscal Year, or (2) if the State of Florida Land Sale 2020 is not consummated during the Fiscal Year ended September 30, 2020, $10,000,000 in such Fiscal Year, (D) (1) if the State of Florida Land Sale 2020 is consummated during the Fiscal Year ended September 30, 2021, $38,500,000 in such Fiscal Year, or (2) if the State of Florida Land Sale 2020 is not consummated during the Fiscal Year ended September 30, 2021, $10,000,000 in such Fiscal Year and (E) $10,000,000 in the Fiscal Year ended September 30, 2022 and each Fiscal Year thereafter.”

(i)The Credit Agreement is hereby amended by adding the following as a new Section 9.23 thereto:

“9.23   Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”

(j)The Credit Agreement is hereby further amended by adding the following as a new Section 9.24 thereto:

“Section 9.24.  Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 9.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

2.Waivers.  Subject to the terms and conditions set forth herein, Lender hereby waives, as of the Amendment Effective Date (as defined below), (a) any Default or Event of Default that arose prior to the Amendment Effective Date under the Credit Agreement due to the Dissolution, and (b) any Default or Event of Default arising under Section 6.2 of the Credit Agreement due to the grant of the Purchase Option, solely to the extent that such grant constitutes the creation of a Lien on the Optioned Property. Lender hereby releases its security interest in and Lien on all Collateral of Alico Fresh Fruit LLC and releases Alico Fresh Fruit LLC from any and all obligations under the Loan Documents (including its Guaranty Agreement).  In furtherance hereof, Lender agrees, at the sole expense of the Borrowers, to (i) execute, deliver and file any other release documents, certificates, or other instruments reasonably necessary to effect the foregoing release and (ii) execute, deliver and file all applicable release documents, certificates, or other instruments reasonably necessary to release its security interest in and Lien on the real property and improvements (to the extent it constitutes Collateral) that are the subject of the State of Florida Land Sale 2020 in the event such sale of real property and improvements is consummated.

3.No Other Amendments or Waivers.  Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any right, power or remedy of Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments and waivers set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower and each Guarantor hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Lender at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future. Each Borrower and each Guarantor acknowledges and expressly agrees that Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, as amended herein.

4.Representations and Warranties.  In consideration of the execution and delivery of this Amendment by Lender, each Borrower and each Guarantor hereby represents and warrants in favor of Lender as follows:

(a)The execution, delivery and performance by each Borrower and each Guarantor of this Amendment (i) are all within such Borrower’s corporate, limited liability company or other similar powers, as applicable, (ii) have been duly authorized, (iii) do not require any consent, authorization or approval of, registration or filing with, notice to, or any other action by, any Governmental Authority or any other Person, except for such as have been obtained or made and are in full force and effect, (iv) will not violate any applicable law or regulation or the Organizational Documents of such Borrower or Guarantor, (v) will not violate or result in a default under any material agreement binding upon such Borrower or Guarantor, (vi) will not conflict with or result in a breach or contravention of, any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or Guarantor is a party or affecting such Borrower or Guarantor or their respective properties, and (vii) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of such Borrower or Guarantor or any of their respective properties;

(b)This Amendment has been duly executed and delivered by each Borrower and each Guarantor, and constitutes the legal, valid and binding obligations of each such Borrower or Guarantor enforceable against each Borrower and each Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)As of the date hereof and after giving effect to this Amendment, the representations and warranties made by or with respect to any Borrower or Guarantor under the Credit Agreement and the other Loan Documents, are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or as to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), except to the extent previously fulfilled with respect to specific prior dates;

(d)Immediately after giving effect hereto, no event has occurred and is continuing which constitutes a Default or an Event of Default or would constitute a Default or an Event of Default but for the requirement that notice be given or time elapse or both; and

(e)No Borrower or Guarantor has knowledge of any challenge to Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

5.Effectiveness.  This Amendment shall become effective as of the date set forth above (the “Amendment Effective Date”) upon Lender’s receipt of each of the following, in each case in form and substance satisfactory to Lender:

(a)this Amendment duly executed by each Borrower, Guarantor and Lender; and

(b)all other documents, certificates, reports, statements, instruments or other documents as Lender may reasonably request.

6.Costs and Expenses.  Each Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the fees and out-of-pocket expenses of counsel for Lender with respect thereto).

7.Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

8.Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

9.Governing Law.  This Amendment shall be deemed to be made pursuant to the laws of the State of Florida with respect to agreements made and to be performed wholly in the State of Florida and shall be construed, interpreted, performed and enforced in accordance therewith.

10.Final Agreement.  This Amendment represents the final agreement between Borrowers, Guarantors and Lender as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

11.Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.

BORROWERS:	ALICO, INC., a Florida corporation

	By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

ALICO-AGRI, LTD., a Florida limited partnership

By:	Alico, Inc., a Florida corporation,
its General Partner

By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

ALICO PLANT WORLD, L.L.C., a Florida limited liability company

By:	Alico-Agri, Ltd., a Florida limited
partnership, its Sole Member

By: Alico, Inc., a Florida corporation,
its General Partner

By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

ALICO FRUIT COMPANY, LLC, a Florida limited liability company

By:	Alico, Inc., a Florida corporation,
its Managing Member

By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

ALICO LAND DEVELOPMENT INC., a Florida corporation

By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

ALICO CITRUS NURSERY, LLC, a Florida limited liability company

By:	Alico, Inc., a Florida corporation,
its Managing Member

By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

GUARANTORS:	734 CITRUS HOLDINGS, LLC

	By:	Alico, Inc., as its sole Member

	By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

734 HARVEST, LLC

By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

734 CO-OP GROVES, LLC

By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

734 LMC GROVES, LLC

By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

734 BLP GROVES, LLC

By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

ALICO CHEMICAL SALES, LLC

By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

ALICO SKINK MITIGATION, LLC

By:	Alico, Inc., its Manager

By:	/s/ John E. Kiernan
Name: John E. Kiernan
Title: Chief Executive Officer and President

LENDER:	RABO AGRIFINANCE LLC,
a Delaware limited liability company

	By:	/s/ Tony Lopez
	Name:	Tony Lopez
Title:

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